UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒ Filed by the Registrant
☐ Filed by a Party other than the Registrant
CHECK THE APPROPRIATE BOX:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
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BURFORD CAPITAL LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

*Please check the Notice of Annual General Meeting of Shareholders and the Proxy Statement for the requirements for meeting attendance. At the meeting, you will need to request a ballot to vote your ordinary shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.proxyvote.com Control # V64503-P26582 BURFORD CAPITAL LIMITED OAK HOUSE HIRZEL STREET ST. PETER PORT GUERNSEY GY1 2NP Your Vote Counts! BURFORD CAPITAL LIMITED 2025 Annual General Meeting of Shareholders Vote by May 12, 2025 11:59 P.M. EDT You invested in BURFORD CAPITAL LIMITED and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting of Shareholders. This is an important notice regarding the availability of proxy materials for the Annual General Meeting of Shareholders to be held on May 14, 2025. Get informed before you vote View the Notice of Annual General Meeting of Shareholders, the Proxy Statement and the 2024 Annual Report online OR you can receive a free paper or email copy of the proxy materials by requesting prior to April 30, 2025. If you would like to request a copy of the proxy materials for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy of the proxy materials. Vote in Person at the Annual General Meeting of Shareholders* May 14, 2025 9:00 A.M. British Summer Time Oak House Hirzel Street St. Peter Port Guernsey GY1 2NP

Vote at www.proxyvote.com Prefer to receive an email instead? While voting on www.proxyvote.com, be sure to click “Delivery Settings”. V64504-P26582 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of more complete proxy materials in connection with the annual general meeting of shareholders of Burford Capital Limited (the “Company”). Our proxy materials, which contain important information, are available on the Internet or by mail. We encourage you to access and review all of the information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters. 1. To re-elect Rukia Baruti Dames as director. For 2. To re-elect Christopher Bogart as director. For 3. To re-elect Pamela Corrie as director. For 4. To re-elect Robert Gillespie as director. For 5. To re-elect Christopher Halmy as director. For 6. To re-elect John Sievwright as director. For 7. To declare a final dividend of 6.25¢ (United States cents) per ordinary share. For 8. To re-appoint KPMG LLP as the Company’s external auditor and independent registered public accounting firm. For 9. To authorize the audit committee of the Board of Directors to agree to the compensation of the Company’s external auditor. For 10. To receive the accounts of the Company for the year ended December 31, 2024 and the report of the Board of Directors and the external auditor thereon. For 11. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2025 annual general meeting of shareholders under “Executive compensation”, including the compensation discussion and analysis, the compensation tables and the related narrative discussion included therein (“Say-on-Pay”). For 12. To approve, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Frequency”). 1 Year 13. To authorize the Board of Directors to allot and/or issue unissued ordinary shares in the Company and grant rights to subscribe for, or to convert any security into, ordinary shares in the Company up to a specified amount. For 14. To authorize the Company to make market acquisitions of its ordinary shares up to a specified amount. For 15. To approve the Burford Capital Limited 2025 Omnibus Incentive Compensation Plan. For 16. To approve an amendment to the Burford Capital Deferred Compensation Plan (the “NQDC Plan Amendment”). For 17. To authorize the Board of Directors to allot and/or issue equity securities of the Company for cash without making a pre-emptive offer to shareholders (subject to the limitations set forth in the resolution). For 18. To authorize the Board of Directors to allot and/or issue equity securities of the Company for cash without making a pre-emptive offer to shareholders (subject to the limitations set forth in the resolution) for an acquisition or specified capital investment. For